Exhibit 99.2

GVB Biopharma

Unaudited Condensed Combined Consolidated Interim Statements of Financial Position

As of March 31, 2022 and December 31, 2021

(Rounded in thousands)

	March 31, 2022	December 31, 2021
ASSETS
Current
Cash and cash equivalents	$535	$1,008
Accounts receivable, net	2,563	1,798
Inventory	4,289	4,038
Prepaid expenses and other current assets	657	584
Total current assets	8,044	7,428
Non-Current
Property, plant, and equipment, net	7,883	7,510
Right-of-use assets, net	914	1,017
Other non-current assets	111	112
Deferred tax asset	635	206
Total non-current assets	9,543	8,845
TOTAL ASSETS	$17,587	$16,273
LIABILITIES AND SHAREHOLDERS' EQUITY
Current
Accounts payable and accrued expenses	$2,787	$2,194
Bridge loan	3,250	1,500
Lease liabilities - current portion	593	605
Vehicle loans - current portion	123	130
Dividend payable	731	594
Total current liabilities	7,484	5,023
Non-Current
Due to related parties	1,261	1,245
Lease liabilities, net of current portion	518	611
Vehicle loans, net of current portion	284	317
Total non-current liabilities	2,063	2,173
TOTAL LIABILITIES	9,547	7,196
Common stock	2	2
Series A preferred stock	-	-
Additional paid-in capital	15,379	15,327
Members' equity (decifit)	568	532
Accumulated deficit	(7,908)	(6,784)
Total shareholders' equity	8,040	9,077
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$17,587	$16,273

GVB Biopharma

Unaudited Condensed Combined Consolidated Interim Statements of Operations

For the three months ended March 31, 2022 and 2021

(Rounded in thousands except share data)

	March 31, 2022	March 31, 2021
Revenue	$7,014	$6,599
Cost of Sales	5,973	4,603
Gross Profit	1,041	1,996
Operating Expenses
Sales and marketing	829	762
General and administrative	1,567	1,209
Research and development	52	49
Total operating expenses	2,448	2,020
Loss from operations	(1,407)	(24)
Other expense
Interest expense	111	42
Loss before income taxes	(1,517)	(66)
Benefit from income taxes	(429)	(16)
Total Net Loss and Comprehensive Loss	$(1,088)	$(50)

GVB Biopharma

Unaudited Interim Consolidated Statements of Changes in Shareholders’ Equity

For the three months ended March 31, 2022 and 2021

(Rounded in thousands except share data)

	Members' Equity (Deficit)		Series A Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity
(in thousands, except share data)	Shares	Amount	Shars	Amount	Shares	Amount
Balance at January 1, 2021	7,646	$(259)	4,258,250	$-	20,190,695	$2	$13,427	$(2,562)	$10,608
Stock compensation expense	-	-	-	-	-	-	33	-	33
Issuance of Series A Preferred	-	-		-	-	-	1,383	-	1,383
Net loss	-	-	-	-	-	-	-	(50)	(50)
Balance at March 31, 2021	7,646	$(259)	4,528,250	-	20,190,695	$2	$14,810	$(2,612)	$11,974

Balance at January 1, 2022	7,646	$532	5,250,000	$-	20,383,478	$2	$15,327	$(6,784)	$9,077
Stock compensation expense	-	-	-	-	-	-	52	-	52
Net income (loss)	-	35	-	-	-	-	-	(1,123)	(1,088)
Balance at March 31, 2022	7,646	$567	5,250,000	$-	20,383,478	$2	$15,379	$(7,908)	$8,041

GVB Biopharma

Unaudited Interim Consolidated Statements of Cash Flows

For the three months ended March 31, 2022 and 2021

(Expressed United States Dollars, rounded in thousands)

	March 31, 2022	March 31, 2021
OPERATING ACTIVITIES
Net loss	$(1,088)	$(50)
Add (deduct) items not involving cash:
Depreciation	474	426
Non-cash lease adjustments	103	96
Gain on sale leaseback	-	(19)
Stock based compensation	52	33
Interest expense on secured credit facility	15	8
Accretion related to bridge loan	88	-
Working capital adjustments:
Accounts receivable	(766)	(1,287)
Inventory	(251)	(149)
Prepaid expenses and other current assets	(73)	(443)
Accounts payable and accrued liabilities	557	5
Deferred income	-	1,367
Deferred tax asset	(429)	(16)
	$(1,318)	$(30)
INVESTING ACTIVITIES
Purchases of property, plant, and equipment	$(760)	$(734)
	$(760)	$(734)
FINANCING ACTIVITIES
Proceeds from bridge loan	$1,750	$-
Payments to related party	-	(127)
Payments on vehicle loans	(40)	(43)
Payments on lease liabilities	(105)	(134)
Proceeds from notes payable	-	23
Proceeds from issuance of series A preferred shares	-	1,350
	$1,605	$1,069
CHANGE IN CASH	$(473)	$305
Cash and cash equivalents at beginning of period	$1,008	$4,987
Cash and cash equivalents at end of period	$535	$5,292

GVB Biopharma

Notes to the Unaudited Condensed Combined Consolidated Interim Financial Statements

For the years ended March 31, 2022 and March 31, 2021

(Rounded in thousands)

1.            NATURE OF OPERATIONS

GVB Biopharma (the “Company” or “GVB”) was incorporated in the State of Nevada on September 27, 2019 and became the sole owner of ESI Holdings in January, 2020 through a conversion of member units to common shares. GVH Holdings LLC was formed in the State of Nevada on November 16, 2017 and changed its name to ESI Holdings LLC on May 30, 2019. GVB is primarily focused on providing hemp products. GVB organically cultivates hemp, manufacturers cannabinoids and white label products for hemp-based suppliers, customers, and consumers around the globe.

The unaudited condensed combined consolidated interim financial statements include the accounts of the wholly owned subsidiaries:

i.	GV Farm Services, LLC (“GV Farm”), formed in the State of Oregon on December 14, 2017, organically cultivates hemp for the Company’s manufacturing of Cannabinoids.

ii.	Evergreen State Holdings LLC (“Evergreen”), formed in the State of Oregon on March 16, 2017. In November 2019 Evergreen assumed GVB Oregon as the name of the business it operates under. Evergreen extracts cannabinoids from hemp.

iii.	PNW Capital Ventures, LLC (“PNW”), formed in the State of Washington on November 15, 2018, was used to manufacture and market the Company’s finished goods products. PNW was voluntarily dissolved on October 30, 2020.

iv.	PTB Investment Holdings, LLC (“PTB”) was formed in the State of Nevada on October 4, 2019. In November 2019, PTB began doing business as GVB Nevada. PTB focuses on the production of the Company’s white label cannabinoid products that include tinctures, balms, and lotions among other hemp-based products.

v.	Elite Sales and Services, LLC (“ESS”), formed in the State of California on March 25, 2019, which primarily provides sales services to GVB. On November 18, 2019 ESS assumed GVB California as the name of the business it operates under. ESS has a sales agreement with GVB and has been combined in the accompanying combined consolidated financial statements due to significant management oversight and influence.

vi.	GVB Medical, LLC (“GVB Medical”), formed in the State of Nevada on April 4, 2020, served primarily as the entity to source and sell medical equipment.

vii.	Oregon Custom Supply, LLC (“OCS”), formed in the State of Oregon on March 22, 2021, serves primarily as the entity to produce and sell cannabinoids not associated with GVB’s core product lines.

GVB Biopharma

Notes to the Unaudited Condensed Combined Consolidated Interim Financial Statements

For the years ended March 31, 2022 and March 31, 2021

(Rounded in thousands)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

These condensed combined consolidated interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments consisting of normal recurring accruals considered necessary for a fair and non-misleading presentation of the financial statements have been included.

Operating results for the three months ended March 31, 2022 are not necessarily indicative of the results that may be expected for the year ending December 31, 2022. The balance sheet as of December 31, 2021 has been derived from the audited combined consolidated financial statements at that date but does not include all the information and footnotes required by U.S. GAAP for complete financial statements.

These condensed combined consolidated interim financial statements should be read in conjunction with the December 31, 2021 audited combined consolidated financial statements and the notes thereto for the year ended December 31, 2021.

Basis of combination and consolidation

These combined consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Evergreen, GV Farm, PTB, GVB Medical, and OCS. Those consolidated entities were then combined with ESS, which is owned by several members of the Company’s management. These subsidiaries reflect a common-controlled consolidation of previously existing entities (Note 1). Control exists when the Company has the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities. The financial statements of the subsidiaries are included in the combined consolidated financial statements from the date that control commences until the date that control ceases. All intra-company transactions, balances, income and expenses were eliminated in full on combination and consolidation.

Critical accounting estimates and judgments

U.S. GAAP requires management to make judgments, estimates and assumptions that affect the reported amounts of assets, liabilities, and contingent liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period.

Estimates and assumptions are continuously evaluated and are based on management’s experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. However, actual outcomes can differ from these estimates.

Significant assumptions about the future and other sources of estimation uncertainty that management has made at the end of the reporting period, that could result in a material adjustment to the carrying amounts of assets and liabilities in the event that actual results differ from assumptions made, relate to, but are not limited to, the following:

i)	Fair value of equity-like instruments: The inputs used in calculating the fair value for warrants and stock-based compensation expense included in net loss. Fair value of financial assets and financial liabilities recorded in the condensed combined consolidated interim statement of financial position, which cannot be derived from active markets, are determined using a variety of techniques including the use of valuation models. The inputs to these models are derived from observable market data where possible, but where observable market data is not available, judgment is required to establish fair values. Judgment includes, but is not limited to, consideration of model inputs such as volatility, estimated life, and discount rates. Both discounted cash-flow and the Black-Scholes models were used for valuation of stock-based compensation.

GVB Biopharma

Notes to the Unaudited Condensed Combined Consolidated Interim Financial Statements

For the years ended March 31, 2022 and March 31, 2021

(Rounded in thousands)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

ii)	Valuation of non-cash transactions: The valuation of shares and other equity instruments issued in non-cash transactions. Generally, the valuation of non-cash transactions is based on the value of the goods or services received. When non-cash transactions are entered into with employees and those providing similar services, the non-cash transactions are measured at the fair value of the consideration given up using market prices.

iii)	Amortization: Amortization of property, plant and equipment and intangible assets are dependent upon the estimated useful lives, which are determined through the exercise of judgment. The assessment of any impairment of these assets is dependent upon estimates of recoverable amounts that take into account factors such as economic and market conditions and the useful lives of assets.

iv)	Inventory: Inventory is carried at the lower of cost or net realizable value. The determination of net realizable value involves significant management judgement and estimates, including the estimation of future selling prices.

v)	Fair value of financial assets and financial liabilities: fair value of financial assets and financial liabilities recorded in the consolidated statements of financial position, which cannot be derived from active markets, are determined using a variety of techniques including the use of valuation models. The inputs from these models are derived from observable market data where possible, but where observable market data is not available, judgement is required to establish fair values. Judgement includes, but is not limited to, consideration of model inputs such as volatility, estimated life, and discount rates.

COVID-19 estimation uncertainty

On March 11, 2020, the World Health Organization declared the outbreak of the novel coronavirus (COVID-19) a global pandemic. This has resulted in governments worldwide, including the American government, to enact emergency measures to combat the spread of the virus. These measures have caused material disruption to businesses globally, resulting in an economic slowdown. The production and sale of hemp and CBD have been recognized as essential services across the United States. The Company has observed negative downward pressure on its sales due to the COVID-19 pandemic.

The situation is dynamic and the ultimate duration and magnitude of the impact of COVID-19 on the economy and the financial effect on the Company’s business, financial position and operating results remain unknown at this time. In addition, it is possible that estimates in the Company’s financial statements will change in the near term as a result of COVID-19 and the effect of any such changes could be material.

GVB Biopharma

Notes to the Unaudited Condensed Combined Consolidated Interim Financial Statements

For the years ended March 31, 2022 and March 31, 2021

(Rounded in thousands)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Right-of-use assets (“ROU”) and Lease Obligations  - The Company reviews any lease arrangements in accordance with ASU 2016-02, Subtopic ASC 842, Leases. Any lease having a lease term greater than twelve months will be recognized on the condensed combined consolidated interim statement of financial position as a ROU asset with an associated lease obligation—all other leases are considered short-term in nature and will be expensed as payments are made over the lease term. The ROU assets and lease obligations are recognized as of the commencement date at the net present value of the fixed minimum lease payments for the lease term. The lease term is determined based on the contractual conditions, including whether renewal options are reasonably certain to be exercised. The discount rate used is the interest rate implicit in the lease, if available, or the Company’s incremental borrowing rate which is determined using a base line rate plus an applicable spread

Revenue - The Company accounts for revenue transactions in accordance with ASC 606, Revenue from Contracts with Customers. Under ASC 606, a company is required to recognize revenue depicting the transfer of promised goods or services to the customer in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

The Company generates revenue primarily from raw material and finished product sales. The Company uses the five-step contract-based analysis of transactions to determine if, when and how much revenue can be recognized.

Product sales are generally recognized when the Company satisfies the obligations and transfers control over the goods to the customer. Revenue is recorded at the estimated amount of consideration to which the Company expects to be entitled.

For certain sales where the company licenses its formulations for hemp-based products, it recognizes revenue once the products have been sold to customers by the licensee.

Sales to customers are primarily made in the United States of America. When applicable the Company pays imports duties in the various countries to which it sends products to and bills the customer for such import costs. The Company recognizes the import duties as part of revenue in accordance with ASC 606.

There are no material sales provisions or volume discounts that provide variability in recording revenue amounts.

Accounts Receivable - Accounts receivable are recognized initially at fair value less any provisions for impairment. Financial assets measured at amortized cost are assessed for impairment at the end of each reporting period. Estimates of expected credit losses take into account the Company’s collection history, deterioration of collection rates during the average credit period, as well as observable changes in and forecasts of future economic conditions that affect default risk. Where applicable, the carrying amount of a trade receivable is reduced for any expected credit losses through the use of an allowance for doubtful accounts (“AFDA”) provision. When the Company determines that no recovery of the amount owing is possible, the amount is deemed irrecoverable and the financial asset is written off. The AFDA as of March 31, 2022 and December 31, 2021 was $266.

GVB Biopharma

Notes to the Unaudited Condensed Combined Consolidated Interim Financial Statements

For the years ended March 31, 2022 and March 31, 2021

(Rounded in thousands)

Inventory - Inventory is valued at the lower of cost or net realizable value. Cost of hemp biomass consists of initial third-party acquisition costs plus analytical testing costs. Costs of extracted and hemp oil inventory are comprised of initial acquisition cost of the biomass and all direct and indirect processing costs including labor related costs, consumables, materials, packaging supplies, utilities, facility costs, analytical testing costs, and production related depreciation. Net realizable value is determined as the estimated selling price in the ordinary course of business less the estimated cost of completion and the estimated costs necessary to make the sale. Packaging and supplies are initially valued at cost and subsequently at the lower of cost and net realizable value.

Impairment of non-financial assets - At the end of each reporting period, the carrying amounts of the Company’s assets are reviewed to determine whether there is any indication that those assets are impaired. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment, if any. The recoverable amount is the higher of fair value less costs to sell and value in use. Fair value is determined as the amount that would be obtained from the sale of the asset in an arm’s length transaction between knowledgeable and willing parties. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. If the recoverable amount of an asset is estimated to be less than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount and the impairment loss is recognized in profit or loss for the period. For an asset that does not generate largely independent cash inflows, the recoverable amount is determined for the cash generating unit to which the asset belongs.

There were no impairment charges recorded in the three month periods ended March 31, 2022 and 2021 respectively.

Cost of sales - Cost of sales represents costs directly related to manufacturing and distribution of the Company’s products and services. Primary costs include raw materials, packaging, direct labor, overhead, shipping and the depreciation of production equipment and facilities. Manufacturing overhead and related expenses include salaries, wages, employee benefits, utilities, maintenance, and property taxes. The Company recognizes the cost of sales as the associated revenue is recognized.

Warrants

Under financing arrangements where the Company issues detachable warrants, the warrants are measured at fair value using the Black-Scholes pricing model. Funds received are first allocated to the fair value of the warrants then the host instrument.

Stock-based compensation

The Company has one stock-based compensation plan in addition to obligations to issue shares under certain employment agreements under which awards have been made. Stock-based compensation consists of granted stock options. The Company accounts for stock-based compensation in accordance with ASC 718, Compensation – Stock Compensation under which shared based payments that involve the issuance of common stock to employees and nonemployees and meet the criteria for equity-classified awards are recognized in the financial statements as salaries expense based on the fair value on the date of grant.

The Company grants stock options to acquire common shares of the Company to directors, officers, employees and consultants. An individual is classified as an employee when the individual is an employee for legal or tax purposes or provides services similar to those performed by an employee.

The fair value of the options is measured on the date of grant, using the Black-Scholes option pricing model, and is recognized over the vesting period. The fair value is recognized as an expense with a corresponding increase in equity. When stock options are exercised, share capital is credited by the sum of the consideration paid and the related portion of stock-based compensation previously recorded in equity. Consideration paid for the shares on the exercise of stock options is credited to share capital.

GVB Biopharma

Notes to the Unaudited Condensed Combined Consolidated Interim Financial Statements

For the years ended March 31, 2022 and March 31, 2021

(Rounded in thousands)

Stock-based payment arrangements in which the Company receives goods or services as consideration for its own equity instruments are accounted for as equity settled stock-based payment transactions and measured at the fair value of goods or services received. If the fair value of the goods or services received cannot be estimated reliably, the stock-based payment transaction is measured at the fair value of the equity instruments granted at the date the Company receives the goods or the services.

Fair value of financial assets and financial liabilities

Fair value of financial assets and financial liabilities recorded in the combined consolidated statements of financial position, which cannot be derived from active markets, are determined using a variety of techniques including the use of valuation models. The inputs to these models are derived from observable market data where possible, but where observable market data is not available, judgement is required to establish fair values. Judgement includes, but is not limited to, consideration of model inputs such as volatility, estimated life and discount rates.

Recent Accounting Pronouncements –

In June 2016, the FASB issued ASU 2016-13, “Measurement of Credit Losses on Financial Instruments.” The standard replaces the incurred loss model with the current expected credit loss (CECL) model to estimate credit losses for financial assets measured at amortized cost and certain off-balance sheet credit exposures. The CECL model requires companies to estimate credit losses expected over the life of the financial assets based on historical experience, current conditions and reasonable and supportable forecasts. The provisions of the ASU have an effective date for the Company beginning after December 15, 2022 and interim periods within those fiscal years. The Company is evaluating the expected impacts of the ASU.

We consider the applicability and impact of all ASUs. If the ASU is not listed above, it was determined that the ASU was either not applicable or would have an immaterial impact on our condensed combined consolidated interim financial statements and related disclosures.

3.	INVENTORY

Inventory consists of the following as of March 31, 2022 and December 31, 2021:

	March 31, 2022	December 31, 2021
Bulk goods	$2,310	$909
Work-in-process	1,327	2,457
Finished goods	272	253
Inventory supplies	96	136
Medical supplies	284	283
	$4,289	$4,038

GVB Biopharma

Notes to the Unaudited Condensed Combined Consolidated Interim Financial Statements

For the years ended March 31, 2022 and March 31, 2021

(Rounded in thousands)

4.	VEHICLE LOANS

The Company has various vehicle loans with monthly payments ranging from $0.5 to $2.1, interest rates ranging from 0% to 11%, and maturity dates ranging from March 2023 to September 2026.

The scheduled future minimum vehicle loan payments are as follows:

Within 1 year	$123
1-2 years	130
2-3 years	115
3-4 years	34
4-5 years	5
Total	$407

5.	RELATED PARTY TRANSACTIONS

Key management personnel are those persons having the authority and responsibility for planning, directing and controlling the activities of the Company, directly or indirectly. The Company has defined key management personnel to include the CEO, COO, President of Sales, and directors of the Company. The remuneration and other payments to the Company’s directors and other key management personnel for the three months ended March 31, 2022 and March 31, 2021 are as follows:

	March 31, 2022	March 31, 2021
Rent	$60	$60
Wages and salaries	$220	$212

On July 17, 2019, the Company entered into a Secured Credit Facility with a majority shareholder pursuant to which the Company could borrowed $1,000 at an interest rate of 12% per annum. As part of the Series A funding, $500 of this borrowing was converted to Series A preferred shares. The balance on the Secured Credit Facility on March 31, 2022 and December 31, 2021 including accrued interest was $753 and $728, respectively and is included in due to related parties on the combined consolidated financial statements.

Due to related parties have no specific terms of repayment, are unsecured and do not bear interest. In April 2018, the Company entered into a month-to-month rental agreement with a shareholder. Rent paid to this related party under this agreement $60 for both the three months ended March 31, 2022 and March 31, 2021.

6.	NOTES PAYABLE

GVB note offering convertible secured promissory notes

On October 29, 2021, GVB completed an offering of 12% convertible secured promissory notes in the amount of $1,500 (“GVB Bridge Note”). The maturity date of the bridge note is April 30, 2022 (the Bridge Note maturity date has subsequently been extended to October 30, 2022. The GBV Bridge Note was secured by accounts receivable and all other corporate assets. As of December 31, 2021, $1,500 of this balance was outstanding. As of December 31, 2021 the Company had incurred $31 in financing costs associated with the GVB Bridge Note.

GVB Biopharma

Notes to the Unaudited Condensed Combined Consolidated Interim Financial Statements

For the years ended March 31, 2022 and March 31, 2021

(Rounded in thousands)

Between January 10 and January 14, 2022, GVB expanded the 12% convertible secured promissory notes in the amount of $1,750 (“GVB Bridge Note”). This brought the total offering to the amount of $3,250. The maturity date of the GVB Bridge Note is April 30, 2022 and the GVB Bridge Note was secured by accounts receivable and all other corporate assets. As of March 31, 2022, the Company incurred an additional $xx in financing costs associated with the GVB Bridge Note. As of March 31, 2022 the Company had incurred $28 in financing costs associated with the GVB Bridge Note.

7.	SHAREHOLDERS’ EQUITY

The Company has two classes of shares authorized: Common Stock and Preferred Stock.

The Company has 40,000,000 shares of Common Stock authorized for issuance with a par value of $.0001. As of March 31, 2022 and December 31, 2021, 20,383,478 shares of Common Stock were issued and outstanding, respectively.

The Company has 20,000,000 shares of - Preferred Stock authorized for issuance with a par value of $.0001. On November 12, 2020, the Company filed a Certificate of Designation to designate 5,250,000 shares of the authorized Preferred Stock as Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock has the following features: (1) a cumulative dividend accruing at a rate per annum equal to 5% of the issue price, (2) liquidation preference to the Common Stock, (3) full voting rights on any matter which common stockholders may vote and (4) optional conversion to Common Stock on a 1 to 1 basis. As of March 31, 2022 and December 31, 2021, 5,250,000 shares of Series A Convertible Preferred Stock were issued and outstanding, respectively.

Issued shares for the three months ended March 31, 2022:

(a)  The Company issued 800,895 warrants exercisable at a price of $3.25 per common share.

(b)  In March 2022, the Company issued stock options to purchase an aggregate of 520,000 GVB Common shares with an exercise price of $1.09 per share.

Shares issued during Fiscal Year ended December 31, 2021:

(a)	As part of a unit offering in 2020 of 5,250,000 GVB Series A Preferred Shares, the Company issued the balance of 721,750 preferred shares for gross proceeds of $1,444.

(b)	The Company entered into an agreement to issue 202,783 common shares for gross proceeds of $0. The shares were initially issued in monthly installments of 6,944 over the first 6 months of 2021, at which point the Company exercised its right to pre-pay the entirety of the agreement. This resulted in a lump-sum issuance of 168,063 shares.

(c)	The company issued 3,364,781 warrants exercisable at a price of $2.00 per common share.

(d)	The company issued 358,711 warrants exercisable at a price of $3.25 per common share.

GVB Biopharma

Notes to the Unaudited Condensed Combined Consolidated Interim Financial Statements

For the years ended March 31, 2022 and March 31, 2021

(Rounded in thousands)

8.	INCOME TAXES

The income tax provision for interim periods is determined using an estimate of the annual effective tax rate, adjusted for discrete items, if any, that are taken into account in the relevant period. Each quarter, the estimate of the annual effective tax rate is updated, and if the estimated effective tax rate changes, a cumulative adjustment is made. There is a potential for volatility of the effective tax rate due to several factors, including discrete items, changes in the mix and amount of pre-tax income and the jurisdictions to which it relates, changes in tax laws, business reorganizations, and settlements with taxing authorities.

For the three months ended March 31, 2022, and 2021, the Company recognized an income tax benefit of $429 and $16 respectively.

9.	COMMITMENTS AND CONTINGENCIES

The Company is party to litigation from time to time in the normal course of business. The Company accrues liabilities related to litigation only when it concludes that it is probable that it will incur costs related to such litigation and can reasonably estimate the amount of such costs. In cases where the Company determines that it is not probable, but reasonably possible that it has a material obligation, it discloses such obligations and the possible loss or range of loss, if such estimate can be made. The Company maintains insurance to cover certain actions and believes that resolution of such litigation in the normal course of business will not have a material adverse effect on the Company’s condensed combined consolidated interim financial statements.

10.	SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS

Non-cash transactions relate to the following:

	March 31, 2022	March 31, 2021
Accrued accumulated dividends	$137	$130

11.	SUBSEQUENT EVENTS

Financing activities

On April 18, 2022 the GBV Bridge Note was further expanded via a 12% convertible secured promissory notes in the amount of $1,000. This brought the total offering to $4,250. As part of this expansion, the Company obtained an extension on the maturity of the GVB Bridge Note to October 30, 2022. In connection with the GVB

In connection with the GBV Bridge Note, GVB also issued warrants to purchase 2,171,920 GVB Common shares at an exercise price of $3.25 per share to subscribers under the GVB Bridge Note offering. As of the date of this filing, the company had incurred $168 in additional financing costs associated with the GVB Bridge Note.

Completed Transaction

22nd Century Group, Inc. (“22nd Century”) and GVB (together with 22nd Century, the “Companies”) entered into a non-binding letter of intent (“LOI”) dated March 10, 2022 to complete a business transaction (the “Transaction”). The Transaction will result in 22nd Century acquiring GVB and upon completion of the Transaction GVB will become a wholly owned subsidiary of 22nd Century. The terms of the LOI were superseded by the Reorganization and Acquisition Agreement (the “Reorganization Agreement”), entered into and closed by the Companies on May 13, 2022.

GVB Biopharma

Notes to the Unaudited Condensed Combined Consolidated Interim Financial Statements

For the years ended March 31, 2022 and March 31, 2021

(Rounded in thousands)

Under the terms of the Reorganization Agreement, XXII acquired substantially all of the assets of GVB’s business which includes the equity interests of all GVB subsidiaries except for GVB Medical, LLC (the “Transaction”).

The aggregate consideration for the Transaction consisted of (i) the assumption of approximately $4.5 million of debt, (ii) the assumption and direct payment of certain third party transaction costs incurred by GVB in connection with the Transaction totaling approximately $1.9 million and (iii) the issuance to GVB of 32,900,000 unregistered shares of common stock of 22nd Century (the “Shares”).

GVB will distribute the Shares to its current equity holders in exchange for all of their equity interests in GVB including common shares, preferred shares, warrants and options.

The value of the Shares at closing was $51,600. The shares are being allocated to the GVB equity holders on the following basis: $34,200 to common holders, $11,600 to preferred holders, $1,200 to option holders and $4,600 to warrant holders.